UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2005

Fairchild Semiconductor International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15181	043363001
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

82 Running Hill Road, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	207-775-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

At our annual stockholders’ meeting held on May 4, 2005, stockholders approved changes to the Fairchild Semiconductor Stock Plan (as amended, the "Plan"). Employees, non-employee directors and consultants who are selected by the Compensation Committee of our Board of Directors are eligible to participate in the Plan. Under the Plan, the Committee may grant awards of stock options, stock appreciation rights (SARs), restricted stock including performance shares, deferred stock units (DSUs), tax offset bonuses and other stock-based awards. A total of 26,698,489 shares of our common stock may be issued under the Plan (before and after May 4, 2005), pursuant to awards granted under the Plan. Options may not be granted under the Plan with exercise prices lower than the fair-market value of underlying shares on the grant date, except in the case of "indexed options," in which the exercise price is tied to our stock price performance measured against an index of peer companies. No more than 2,110,000 shares may be issued during the term of the Plan under "full-value awards" (awards that are other than stock options and SARs), and no more than 500,000 shares may be granted under "full-value awards" that are performance-based to any participant in any of our fiscal years. Grants of restricted stock and DSUs that are not performance-based must have vesting periods over at least three years, except in cases of a Director’s retirement after age 65, or after age 55 if the Director’s age plus years of service on the Board equals 65 or more. If the restricted stock and DSU awards are performance-based, then performance must be measured over a period of at least one year. Shares not issued due to cancellation, expiration or forfeiture of an award, or settlement of an award in cash do not reduce the number of shares available for issuance under the Plan. No awards may be granted under the Plan after May 4, 2015, except that any award granted before then may extend beyond that date. The foregoing description of Plan terms is qualified in its entirety by reference to the actual terms of the Plan, which is attached as Exhibit 10.1 to this report. For additional information about the Plan, refer to Proposal 2 on pages 6-18 of our proxy statement on Schedule 14A for our 2005 annual stockholders’ meeting, as filed with the Securities and Exchange Commission on March 29, 2005, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At our annual stockholders’ meeting held on May 4, 2005, stockholders re-elected all nine nominees to the Board of Directors. As previously announced, following the stockholders’ meeting Mark S. Thompson succeeded Kirk P. Pond as President and Chief Executive Officer. Mr. Pond will remain Chairman of the Board of Directors. The Board also appointed Dr. Thompson to the Board of Directors to fill the vacancy left by the departure of Richard M. Cashin, Jr. Mr. Cashin did not stand for re-election this year due to other professional demands. For further information regarding Dr. Thompson's appointment as President and Chief Executive Officer and Director, refer to our current report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2005, which is incorporated herein by reference.

Item 8.01. Other Events.

On May 6, 2005 we announced the results of our annual stockholders’ meeting held on May 4, 2005. The results were announced in our press release filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1 Fairchild Semiconductor Stock Plan, as amended on May 4, 2005.
99.1 Press release dated May 6, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

May 10, 2005	By:	Paul D. Delva

Name: Paul D. Delva
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Fairchild Semiconductor Stock Plan
99.1	Press Release dated May 6, 2005